Exhibit 11

MASCOTECH, INC.
Computation of Earnings Per Common Share
Primary and Fully Diluted
(In thousands except per share amounts)

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                                              Three Months Ended    Nine Months Ended
                                                 September 30,         September 30,
                                                1997       1996       1997       1996
PRIMARY:
  Income before cumulative effect
    of accounting change                      $38,660    $19,390    $95,970    $23,470
  Preferred stock dividends                     ---        3,240      6,240      9,720
  Income before cumulative effect
    of accounting change attributable
    to common stock                            38,660     16,150     89,730     13,750
  Add convertible preferred stock dividends     ---        ---  (A)   6,240      ---  (A)
  Earnings before cumulative effect
    of accounting change attributable
    to common stock                            38,660     16,150     95,970     13,750
  Cumulative effect of accounting change        ---        ---        ---       11,700
  Earnings attributable to common
    stock, as adjusted                        $38,660    $16,150    $95,970    $25,450

  Weighted average number of common shares
    outstanding during each period             47,250     55,270     40,870     55,330
  Addition from assumed exercise of stock
    options and warrants                        1,300      1,680      1,290      1,360
  Addition from assumed conversion of
    preferred stock at conversion date          ---        ---  (A)   6,960      ---  (A)
  Weighted average number of common shares
    and equivalents outstanding during each
    period-without dilution                    48,550     56,950     49,120     56,690

  Primary earnings per common and
    common equivalent share:

      Earnings before cumulative
        effect of accounting change             $ .80      $ .28      $1.95      $ .24
      Cumulative effect of accounting change      --         --         --         .21
      Earnings attributable to
        common stock                            $ .80      $ .28      $1.95      $ .45








Earnings per common share for the periods ended September 30, 1997 and 1996 were computed based on the treasury stock method.

For the nine months ended September 30, 1997, the additional weighted average shares from assumed conversion of preferred stock was computed assuming conversion on a one-to-one basis at the conversion date.





(A)   Anti-dilutive in 1996.

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Exhibit 11

MASCOTECH, INC.
Computation of Earnings Per Common Share
Primary and Fully Diluted
(In thousands except per share amounts)

                                              Three Months Ended    Nine Months Ended
                                                 September 30,         September 30,
                                                1997       1996       1997       1996
FULLY DILUTED:
  Income before cumulative effect
    of accounting change                      $38,660    $19,390    $ 95,970   $23,470
  Preferred stock dividends                     ---        3,240       6,240     9,720
  Income attributable to common stock          38,660     16,150      89,730    13,750
  Add after-tax convertible debenture
    related expenses                            2,380      2,380       7,140     ---  (A)
  Add convertible preferred stock dividends     ---        ---  (A)    6,240     ---  (A)
  Earnings before cumulative effect
    of accounting change attributable to
    common stock                              $41,040    $18,530    $103,110   $13,750
  Cumulative effect of accounting change        ---        ---         ---      11,700
  Earnings attributable to common
    stock, as adjusted                        $41,040    $18,530    $103,110   $25,450

  Weighted average number of common shares
    outstanding during each period             47,250     55,270      40,870    55,330
  Addition from assumed conversion of
    convertible debentures                     10,000     10,000      10,000     ---  (A)
  Addition from assumed exercise of stock
    options and warrants                        1,300      1,760       1,320     1,760
  Addition from assumed conversion of
    preferred stock at conversion date          ---        ---  (A)    6,960     ---  (A)
  Weighted average number of common shares
    and equivalents outstanding during
    each period
    -fully diluted basis                       58,550     67,030      59,150    57,090

  Fully diluted earnings per common
    and common equivalent share:
      Earnings before cumulative
        effect of accounting change             $ .70      $ .28      $1.74      $ .24
      Cumulative effect of accounting change      --         --         --         .21
      Earnings attributable to
        common stock                            $ .70      $ .28      $1.74      $ .45









Earnings per common share for the periods ended September 30, 1997 and 1996 were computed based on the treasury stock method.

For the nine months ended September 30, 1997, the additional weighted average shares from assumed conversion of preferred stock was computed assuming conversion on a one-to-one basis at the conversion date.







(A)   Anti-dilutive in 1996.
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